EXHIBIT 1.01

Conflict Minerals Report of MSA Safety Incorporated
For The Year ended December 31, 2016

I.	Introduction

This is the Conflict Minerals Report (the “Report”) of MSA Safety Incorporated (“MSA”, the “company”, “we”, “us”, or “our”) for the calendar year ended December 31, 2016. The company has prepared this Report to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended, (“Rule 13p-1”). The Securities and Exchange Commission (“SEC”) adopted Rule 13p-1 to implement reporting and disclosure requirements related to conflict minerals in the Democratic Republic of Congo or adjoining countries (the “Covered Countries”) as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2012.

Certain terms and concepts in this Report are further explained in Rule 13p-1 and Form SD. Consistent with Rule 13p-1 and for the purposes of this Report, the term “conflict minerals” means cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”).

MSA was founded in Pennsylvania in 1914. We are a global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures. Our safety products typically integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life threatening situations. Our comprehensive line of safety products is used by workers around the world in a broad range of markets including the oil, gas and petrochemical, fire service, construction, utilities, and mining industries. We also sell products designed for specific industrial and military applications. The company's core products include fixed gas and flame detection systems, breathing apparatus where self-contained breathing apparatus ("SCBA") is the principal product, portable gas detection instruments, industrial head protection products, fire and rescue helmets, and fall protection devices.

II.	Reasonable Country of Origin Inquiry

As required by Rule 13p-1, MSA conducted an analysis of our products and found that some portion of 3TG are necessary to the functionality or production of approximately 54% of our products (our “3TG Products”). Those 3TG Products include the following:

•	SCBA, including the FireHawk® M7 SCBA, and MSA® G1 SCBA;

•	Fixed gas and flame detection systems, including the UltimaX® Series, Chillgard® Series, point gas detectors, flame detectors and fire gas systems;

•	Handheld single gas and multigas detection instruments and accessories, including the Altair® Series and Galaxy® Test System;

•	Thermal imaging cameras, including the Evolution® 6000 Series and Evolution® 5000 Series; and

•	Certain head protection products.

Given that conflict minerals are necessary to the functionality or production of products that we manufacture, MSA determined that it is required to conduct a good faith reasonable country of inquiry (the “RCOI”) regarding those conflict minerals. The RCOI is reasonably designed to determine whether any of the 3TG used with MSA’s products originated in the Covered Countries or is from recycled or scrap sources. To perform the RCOI and undertake due diligence on the source of 3TG in our 3TG Products, MSA was dependent on our suppliers to provide information on the origin of conflict minerals in our 3TG Products. MSA, as a purchaser, is many steps removed from the mining of 3TG. MSA does not purchase raw ore or unrefined conflict minerals, and does no purchasing in the Covered Countries. The origin of conflict minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other derivatives containing conflict minerals. The smelters and refiners are consolidating points for raw ore and are in the best position in the total supply chain to know the origin of the ores.

To implement MSA’s RCOI process, the MSA Materials Engineering Department, with input from specific MSA product line managers, conducted a review of all MSA products and product families potentially containing 3TG. Based upon the results of that analysis, the MSA Global Sourcing Department determined products potentially containing 3TG as those with the following types of parts and components:

•	electronic components;

•	known gold plated or gold containing products;

•	electrical solder;

•	certain coated or galvanized steels; and

•	brass or bronze alloys.

Based upon that product identification, MSA then used a third-party service provider to engage its suppliers and conduct its RCOI, as described below.

Our RCOI employed a combination of measures to determine whether the 3TGs necessary for the functionality or production of MSA products originated from the DRC or any of the Covered Countries. The company’s primary means of determining country of origin of the necessary 3TGs was by conducting a supply chain survey with direct suppliers using the Electronic Industry Citizenship Coalition® (“EICC”®) and the Global e-Sustainability Initiative (“GeSI”) Conflict Minerals Reporting Template (“CMRT”) Version 4.20 (“CMRT Form”). This supply chain survey was implemented with the assistance of a third-party service provider, who continues to assist MSA with the development and implementation of additional steps that the company is undertaking with suppliers in regards to conflict minerals.

The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide 3TG materials to a company’s supply chain. It includes questions regarding a supplier’s “conflict-free” policy, engagement with its direct suppliers, and a listing of the smelters used in products provided to MSA. In addition, the template contains questions about the origin of 3TGs included in the supplier’s products, as well as supplier due diligence. To ensure our suppliers understand our expectations regarding the sourcing of 3TGs, we and our third-party consultant have provided training to our suppliers through webinars, videos and substantive one-on-one discussions.

For the 2016 reporting period, MSA, through the use of its third party service provider, requested completed CMRT Forms from 2,526 suppliers. As part of the CMRT collection process, MSA’s third party service provider sent two email requests via a third party software tool. This was followed by two more direct email requests with escalated language from the third party software provider. For the 2016 reporting period, MSA received responses from 52% percent of its suppliers.

MSA’s program also includes automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT.

All submitted forms are accepted and classified as valid or invalid so that data is still retained. Suppliers were contacted in regards to possibly invalid forms and were encouraged to resubmit a form. As of March 16, 2017, MSA had 51 suppliers with possibly invalid forms.

Of the 2526 suppliers that provided a response, approximately 1112, or 44%, reported that their products contained 3TGs necessary to the functionality or production of their products. Of that 44%, 458 reported that they source their 3TGs outside of the Covered Countries, 117 reported that they are DRC Conflict Free, and 537 reported that they are DRC Conflict Undeterminable.

On the basis of the responses to the RCOI, MSA is unable to determine that 3TGs necessary to the functionality or production of our products did not originate in the DRC or any of the Covered Countries. Therefore, in accordance with Rule 13p-1, MSA engaged in the due diligence measures on the source and chain of custody of those 3TGs, as described in the next section of this Conflict Minerals Report.

III.	Due Diligence

A.	Due Diligence Design

MSA designed its due diligence process to be in conformity, in all material respects, with the due diligence framework in the Organization of Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition and related Supplements on Tin, Tantalum and Tungsten and on Gold (collectively the “OECD Guidance”). MSA’s due diligence process is based on multi-industry initiatives with the smelters and refiners who provide conflict minerals within global supply chains.

B.	Due Diligence Measures Performed

The due diligence measures performed by MSA include:

1.	OECD Guidance: Establish Strong Company Management Systems

a.	Internal Team

MSA has assembled a Conflict Minerals Team (“Team”) and has developed a program to oversee due diligence with management support. That Team consists of the following individuals:

•	Executive Sponsor - Vice President, Global Operations Excellence & Chief
Customer Officer

•	Leader - Director of Global Sourcing

•	Legal - Corporate Counsel

•	Technical - Global Environmental Manager

•	Technical - Product Compliance Manager

b.	Control Systems

MSA has adopted a conflict minerals policy and publicly communicates that policy on our company website at http://us.msasafety.com/vendors.

With regards to our suppliers, controls include, but are not limited to, our Global Code of Business Conduct, which outlines expected behaviors for all MSA employees; our supplier approval and review process; and contractual protections within all new purchase orders and strategic sourcing agreements for materials that go into our products.

c.	Supplier Engagement

MSA offers free on-line training in multiple languages for vendors through a third-party service provider. The training focuses on bringing awareness of the roles and responsibilities that both MSA and its suppliers have in performing a thorough due diligence, and also the necessary steps to report any findings.

d.	Grievance Mechanism

MSA’s Ethics Guideline Reporting Resource, referenced in the MSA Global Code of Business Conduct and on MSA’s Vendor webpage as well as a number of other MSA web sites, serves as a companywide compliance reporting mechanism. That resource can be found at http://www.msasafety.com/ethics.

e.	Maintain Records

MSA maintains conflict minerals related records within an internal company database, accessible for members of the Conflict Minerals Team.

2.	OECD Guidance: Identify and Assess Risk in the Supply Chain

In accordance with OECD Guidelines, MSA evaluated risk levels associated with conflict minerals in its supply chain. MSA determined that smelters that are not certified as DRC-Conflict Free by third party sources such as the Conflict-Free Sourcing Initiative (“CFSI”) or the London Bullion Market Association (“LBMA”) Responsible Gold Programme, pose a more significant risk. Where a smelter is not identified as Conflict Free by such sources, MSA rates the risk as High, Medium or Low. This rating is based on various factors, including whether the smelter/refiner has been identified as a valid smelter/refiner and has an associated Smelter Identification Number (under the CFSI, this is known as a CID), and the smelter’s geographic location, including proximity to the Covered Countries.

MSA calculates supplier risk based on the chances that a supplier provides 3TGs that may originate from Non-Conflict Free sources. The value of this risk is calculated based on the risk ratings of the smelters declared by that Supplier on its CMRT.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the supplier’s program are:

Do you have a policy in place that includes DRC conflict-free sourcing?
Have you implemented due diligence measures for conflict-free sourcing?
Do you verify due diligence information received from your suppliers?
Does your verification process include corrective action management?

When a supplier answers yes, it is deemed to have a strong program. When a supplier does not meet those criteria, it is deemed to have a weak program.

As part of MSA’s risk management plan and to ensure suppliers understand our expectations, MSA has, through a third party, provided video and written training on conflict minerals and the CMRT. This includes instructions on completing the CMRT Form, and one-on-one email and phone discussions with supplier personnel.

As described in MSA’s Conflict Minerals Policy, we engage any of our suppliers whom we have reason to believe are supplying us with 3TGs from sources that may support conflict in the DRC or any of the Covered Countries to establish an alternative source of 3TGs that does not support such conflict, as provided in the OECD guidance.

Additionally, in designing and implementing our strategy to respond to the supply chain risks that we identified, MSA analyzed various industry approaches and consulted with other companies in our industry.

Tracing materials back to their mines of origin is a complex aspect of responsible sourcing in our supply chain. We have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TGs in our supply chain. This was done by adopting methodology outlined by the CFSI’s joint industry programs and outreach initiatives and requiring our suppliers to conform with the same standards to meet the OECD Guidelines, and report to us using the CMRT. Through this industry joint effort, we made reasonable determination of the mines or locations of origin of the 3TGs in our supply chain. We also requested that all of our suppliers support the initiative by following the sourcing initiative and working to align their declared sources with the “Known” and “Conflict Free” lists of sourced metals

3.	OECD Guidance: Design and implement a strategy to respond to identified risks

MSA, with the assistance of its third-party service provider, compared smelters / refiners identified by the CMRT survey against the list of facilities that have received a “conflict free” designation from the CFSI or other independent third party audit programs, which designations provide country of origin and due diligence information on the conflict minerals sourced by such facilities. Additionally, MSA, through its third party service provider, conducted automated data validation on all submitted CMRTs. The goal of the data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted CMRT forms are accepted and undergo a data validation analysis. Based upon that analysis, the CMRTs are classified as valid or invalid so that data is still retained. When a possibly invalid submission is received, MSA’s third-party service provider communicates with the supplier, up to three times, requesting that the supplier resolve any inaccuracies. As of March 16, 2017, MSA had 51 outstanding possibly invalid supplier submissions.

4.	OECD Guidance: Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

MSA typically does not have a direct relationship with 3TG smelters and refiners, and we do not perform or direct audits of these entities outside our supply chain.

5.	OECD Guidance: Report on supply chain due diligence

Members of the MSA Conflict Minerals Team received weekly updates from MSA’s third party service provider on the status of MSA’s CMRT requests, responses and evaluation. Members of the Team then provided weekly updates to Team leaders and reported status updates to the larger Team within regular Team meetings.

While due diligence is ongoing and the information received continues to improve, the majority of the responses received continue to provide data at a company or divisional level or did not specify the smelters or refiners used for materials supplied to us. MSA has decided to disclose validated smelters provided to us by our supply chain, however we cannot definitively determine whether any of the 3TGs reported by the suppliers were contained in materials supplied to us or to validate that any of these smelters or refiners are actually in our supply chain. As a result, we are unable to identify all smelters and refiners as well as all the countries of origin of the 3TGs that are contained in the Covered Products.

MSA reports annually on supply chain due diligence by filing a Form SD and a Conflict Minerals Report with the SEC.

MSA believes that the inquiries and investigations described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in our Covered Products, including (1) seeking information about 3TG smelters and refiners in our supply chain through requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners with the expanding CFSI lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable.

IV.	Due Diligence Results

As a result of MSA’s due diligence process, MSA has identified and obtained sourcing information on 311 smelters who contributed to the processing of MSA’s necessary conflict minerals in our 3TG Products. All of those 311 smelters are on the CFSI list. Please see Table 1, attached hereto, for an identification of those smelters. Due in part to the complexity of MSA’s supply chain, despite the due diligence measures described in this Report, MSA is unable to determine the origin of the remainder of 3TG used in our 3TG Products.

V.	Future Measures

For the current and future reporting periods, MSA intends to undertake the following actions to enhance its due diligence process:

•	increase conflict minerals awareness and compliance training opportunities, internally with MSA’s supply chain personnel, and externally with MSA’s suppliers;

•	continue to work with our third party service provider to obtain responsive CMRTs from our suppliers;

•
using communications from our third party service provider to request that our suppliers use smelters that obtain a “conflict free” designation from an industry program such as the CFSI and/or the LBMI; and

•
engaging any of our suppliers found to be supplying us with 3TG from sources that support conflict in the Covered Countries to establish an alternative source of 3TG that does not support such conflict.

In accordance with the rules, regulations, and published guidance of the SEC, for this reporting period, MSA did not obtain an independent third-party audit of our due diligence process or this Report.

This report may contain (and verbal statements made by MSA Safety Incorporated (MSA) may contain) forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or other comparable words. These statements relate to future events, including, without limitation, statements concerning the additional steps that MSA intends to take to mitigate the risk that its Conflict Minerals benefit armed groups.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our levels of activity, performance or achievements to be materially different from any levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and uncertainties may include, but are not limited to, (1) the implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source Conflict Minerals, and (3) political and regulatory developments, whether in the Covered Countries, the United States or elsewhere and the other risk factors summarized in MSA’s Form 10-K for the year ended December 31, 2016, and other reports filed with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee levels of activity, performance or achievements. We are under no duty to update publicly any of the forward-looking statements after the date of this report, whether as a result of new information, future events or otherwise.

Table 1 below lists the country of origin for each smelter facility and the minerals processed at that location.

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number	Smelter City	Smelter Facility Location: State / Province
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708	CFSI	Fairless Hills	PA
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	CFSI	Warwick	Rhode Island
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	CFSI	Fuchu	Tokyo
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	CFSI	Dubai	Dubai
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	CFSI	Pforzheim	Baden-Württemberg
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	CFSI	Almalyk	Tashkent Province
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	CFSI	Nova Lima	Minas Gerais
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	CFSI	Mendrisio	Ticino
Gold	Asahi Pretec Corp.	JAPAN	CID000082	CFSI	Kobe	Hyogo
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	CFSI	Brampton	Ontario
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	CFSI	Salt Lake City	Utah
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	CFSI	Tamura	Fukushima
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	CFSI	Istanbul	Istanbul Province
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	CFSI	Johannesburg	Gauteng
Gold	AURA-II	UNITED STATES OF AMERICA	CID002851	CFSI	Milwaukee	Wisconsin
Gold	Aurubis AG	GERMANY	CID000113	CFSI	Hamburg	Hamburg State
Gold	Bangalore Refinery	INDIA	CID002863	CFSI	Bangalore	Karnataka
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	CFSI	Quezon City	Manila
Gold	Boliden AB	SWEDEN	CID000157	CFSI	Skelleftehamn	Västerbotten
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	CFSI	Pforzheim	Baden-Württemberg
Gold	Caridad	MEXICO	CID000180	CFSI	Nacozari	Sonora
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	CFSI	Montréal	Quebec
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	CFSI	Biel-Bienne	Bern
Gold	Chimet S.p.A.	ITALY	CID000233	CFSI	Arezzo	Tuscany

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number	Smelter City	Smelter Facility Location: State / Province
Gold	Chugai Mining	JAPAN	CID000264	CFSI	Chiyoda	Yunnan
Gold	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)	CID000328	CFSI	Namdong-gu	Incheon
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	CFSI	Huangshi	Huabei
Gold	DODUCO GmbH	GERMANY	CID000362	CFSI	Pforzheim	Baden-Württemberg
Gold	Dowa	JAPAN	CID000401	CFSI	Kosaka	Akita
Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)	CID000359	CFSI	Gimpo	Gyeonggi
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	CFSI	Honjo	Saitama
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322	CFSI	Jackson	Ohio
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	CFSI	Dubai	Dubai
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	CFSI	Msasa	Harare
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522	CFSI	Lanzhou	Gansu
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459	CFSI	Warwick	Rhode Island
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	CFSI	Chengdu	Sichuan
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	CFSI	Guangzhou	Guangdong
Gold	Gujarat Gold Centre	INDIA	CID002852	CFSI	Ahmedabad	Gujarat
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	CFSI	Zhaoyuan	Shandong
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	CFSI	Fuyang	Zhejiang
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	CFSI	Pforzheim	Baden-Württemberg
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707	CFSI	Fanling	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	CFSI	Hanau	Hesse
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	CFSI	Yuanling	Hunan
Gold	HwaSeong CJ Co., Ltd.	KOREA (REPUBLIC OF)	CID000778	CFSI	Danwon	Gyeonggi
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	CFSI	Hohhot	Inner Mongolia
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	CFSI	Soka	Saitama

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number	Smelter City	Smelter Facility Location: State / Province
Gold	Istanbul Gold Refinery	TURKEY	CID000814	CFSI	Kuyumcukent	Istanbul
Gold	Japan Mint	JAPAN	CID000823	CFSI	Osaka	Kansai
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	CFSI	Guixi City	Jiangxi
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	CFSI	Verkhnyaya Pyshma	Sverdlovsk
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	CFSI	Verkhnyaya Pyshma	Sverdlovsk
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	CFSI	Ōita	Ōita
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	CFSI	Dubai	Dubai
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	CFSI	Balkhash	Karaganda Region
Gold	Kazzinc	KAZAKHSTAN	CID000957	CFSI	Ust-Kamenogorsk	East Kazakhstan
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	CFSI	Magna	Utah
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511	CFSI	Lubin	Lower Silesian Voivodeship
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	CFSI	Sayama	Saitama
Gold	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)	CID002605	CFSI	Gangnam	Seoul
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	CFSI	Bishkek	Chuy Province
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	CFSI	Riyadh	Riyadh Province
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	CFSI	Lingbao	Henan
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	CFSI	Lingbao	Henan
Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)	CID001078	CFSI	Onsan-eup	Ulsan
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	CFSI	Luoyang	Henan
Gold	Materion	UNITED STATES OF AMERICA	CID001113	CFSI	Buffalo	New York
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	CFSI	Iruma	Saitama
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	CFSI	Kwai Chung	Hong Kong
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	CFSI	Tuas	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	CFSI	Suzhou Industrial Park	Jiangsu
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	CFSI	Marin	Neuchâtel

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number	Smelter City	Smelter Facility Location: State / Province
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	CFSI	North Attleboro	Massachusetts
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	CFSI	Torreon	Coahuila
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	CFSI	Naoshima	Kagawa
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	CFSI	Takehara	Hiroshima
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	CFSI	Mewat	Haryana
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	CFSI	Kawasan Perindustrian Bukit Rambai	Melaka
Gold	Morris and Watson	NEW ZEALAND	CID002282	CFSI	Onehunga	Auckland
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	CFSI	Obrucheva	Moscow Region
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220	CFSI	Bahçelievler	Istanbul
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	CFSI	Navoi	Navoi Province
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	CFSI	Noda	Chiba
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	CFSI	Vienna	Vienna
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	CFSI	Nara-shi	Nara
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	CFSI	Krasnoyarsk	Krasnoyarsk Krai
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	CFSI	Novosibirsk	Novosibirsk Province
Gold	PAMP S.A.	SWITZERLAND	CID001352	CFSI	Castel San Pietro	Ticino
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	CFSI	Penglai	Shandong
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	CFSI	Kasimov	Ryazan
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	CFSI	Jakarta	Java
Gold	PX Précinox S.A.	SWITZERLAND	CID001498	CFSI	La Chaux-de-Fonds	Neuchâtel
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	CFSI	Germiston	Gauteng
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	CFSI	Moerdijk	North Brabant
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510	CFSI	Miami	Florida
Gold	Royal Canadian Mint	CANADA	CID001534	CFSI	Ottawa	Ontario

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number	Smelter City	Smelter Facility Location: State / Province
Gold	SAAMP	FRANCE	CID002761	CFSI	Paris	Ile-de-France
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546	CFSI	Williston	North Dakota
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	CFSI	Vestec	Harare
Gold	Sai Refinery	INDIA	CID002853	CFSI	Parwanoo	Himachal Pradesh
Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)	CID001555	CFSI	Namdong	Incheon
Gold	Samwon Metals Corp.	KOREA (REPUBLIC OF)	CID001562	CFSI	Changwon	Gyeongsangnam
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	CFSI	Halsbrücke	Saxony
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573	CFSI	Amsterdam	North Holland
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	CFSI	Madrid	Community of Madrid
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	CFSI	Laizhou	Yantai
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	CFSI	Zhaoyuan	Shandong
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	CFSI	Chengdu	Sichuan
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516	CFSI	Dayuan	Taoyuan
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA	CID001754	CFSI	Long Island City	New York
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	CFSI	Shyolkovo	Moscow Region
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	CFSI	Tainan City	Taiwan
Gold	Sudan Gold Refinery	SUDAN	CID002567	CFSI	Khartoum	Khartoum State
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	CFSI	Saijo	Ehime
Gold	T.C.A S.p.A	ITALY	CID002580	CFSI	Capolona	Tuscany
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	CFSI	Hiratsuka	Kanagawa
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	CFSI	Laizhou	Shandong
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	CFSI	Kuki	Saitama
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	CFSI	Tongling	Anhui
Gold	Tony Goetz NV	BELGIUM	CID002587	CFSI	Antwerp	Antwerp
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	CFSI	Astana	Almaty

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number	Smelter City	Smelter Facility Location: State / Province
Gold	Torecom	KOREA (REPUBLIC OF)	CID001955	CFSI	Asan	Chungcheong
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	CFSI	Guarulhos	São Paulo
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	CFSI	Dokmai	Pravet
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	CFSI	Hoboken	Antwerp
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	CFSI	Alden	New York
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	CFSI	Lusaka	Lusaka Province
Gold	Valcambi S.A.	SWITZERLAND	CID002003	CFSI	Balerna	Ticino
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	CFSI	Newburn	Western Australia
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	CFSI	Pforzheim	Baden-Württemberg
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	CFSI	Osaka	Kansai
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	CFSI	Sagamihara	Kanagawa
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	CFSI	Kunming	Yunnan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	CFSI	Sanmenxia	Henan
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243	CFSI	Shanghang	Fujian
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	CFSI	Changsha	Hunan
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291	CFSI	Conghua	Guangdong
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	CFSI	Gastonia	North Carolina
Tantalum	Duoluoshan	CHINA	CID000410	CFSI	Sihui City	Guangdong
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456	CFSI	Pompano Beach	Florida
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	CFSI	Jiangmen	Guangdong
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	CFSI	Zhuzhou	Hunan
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	CFSI	Aizuwakamatsu	Fukushima
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	CFSI	Boyertown	Pennsylvania
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	CFSI	Yingde	Guangdong
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	CFSI	Map Ta Phut	Rayong
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545	CFSI	Goslar	Lower Saxony

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number	Smelter City	Smelter Facility Location: State / Province
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546	CFSI	Laufenburg	Baden-Württemberg
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	CFSI	Hermsdorf	Thuringia
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	CFSI	Newton	Massachusetts
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	CFSI	Mito	Ibaraki
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	CFSI	Laufenburg	Baden-Württemberg
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	CFSI	Hengyang	Hunan
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	CID000731	CFSI	Yaphank	New York
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	CFSI	Fengxin	Jiangxi
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	CFSI	Yichun	Jiangxi
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	CFSI	Jiujiang	Jiangxi
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	CFSI	Jiujiang	Jiangxi
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	CFSI	Jiujiang	Jiangxi
Tantalum	KEMET Blue Metals	MEXICO	CID002539	CFSI	Matamoros	Tamaulipas
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568	CFSI	Mound House	Nevada
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973	CFSI	Yifeng	Jiangxi
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	CFSI	São João del Rei	Minas Gerais
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	CFSI	District Raigad	Maharashtra
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175	CFSI	Presidente Figueiredo	Amazonas
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	CFSI	Omuta	Fukuoka
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200	CFSI	Sillamäe	Ida-Virumaa
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	CFSI	Shizuishan City	Ningxia
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540	CFSI	Liezen	Styria
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556	CFSI	Reutte	Tyrol
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508	CFSI	Fremont	California
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707	CFSI	São João del Rei	Minas gerais
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	CFSI	Zhuzhou	Hunan
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	CFSI	Solikamsk	Perm Krai

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number	Smelter City	Smelter Facility Location: State / Province
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	CFSI	Harima	Hyogo
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891	CFSI	Croydon	Pennsylvania
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA	CID002571	CFSI	Lancaster	Pennsylvania
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	CFSI	Ust-Kamenogorsk	East Kazakhstan
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	CFSI	YunFu City	Guangdong
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307	CFSI	Yifeng	Jiangxi
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232	CFSI	Zhuzhou	Hunan
Tin	Alpha	UNITED STATES OF AMERICA	CID000292	CFSI	Altoona	Pennsylvania
Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825	CFSI	Quy Hop	Nghe An
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	CFSI	Quy Hop	Nghe An
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	CFSI	Qiaokou	Hunan
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	CFSI	Laibin	Guangxi
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	CFSI	Hezhou	Guangxi
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295	CFSI	Ariquemes	Rondonia
Tin	CV Ayi Jaya	INDONESIA	CID002570	CFSI	Sungailiat	Bangka
Tin	CV Dua Sekawan	INDONESIA	CID002592	CFSI	Pangkal Pinang	Bangka
Tin	CV Gita Pesona	INDONESIA	CID000306	CFSI	Sungailiat	Bangka
Tin	CV Serumpun Sebalai	INDONESIA	CID000313	CFSI	Pangkalan	Bangka
Tin	CV Tiga Sekawan	INDONESIA	CID002593	CFSI	Pangkal Pinang	Bangka
Tin	CV United Smelting	INDONESIA	CID000315	CFSI	Pangkal Pinang	Bangka
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	CFSI	Pangkal Pinang	Bangka
Tin	Dowa	JAPAN	CID000402	CFSI	Kosaka	Akita
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	CFSI	Tinh Tuc	Cao Bang
Tin	Elmet S.L.U.	SPAIN	CID002774	CFSI	Berango	Vizcaya
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	CFSI	Oruro	Cercado
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	CFSI	Ariquemes	Rondônia

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number	Smelter City	Smelter Facility Location: State / Province
Tin	Fenix Metals	POLAND	CID000468	CFSI	Chmielów	Subcarpathian Voivodeship
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	CFSI	Gejiu	Yunnan
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	CFSI	Gejiu	Yunnan
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	CFSI	Gejiu	Yunnan
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	CFSI	Gejiu	Yunnan
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	CFSI	Gejiu	Yunnan
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	CFSI	Gejiu	Yunnan
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	CFSI	Guanyang	Guangxi
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	CFSI	Ganzhou	Jiangxi
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	CFSI	Ganzhou	Jiangxi
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	CFSI	Yichun	Jiangxi
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	CFSI	São João del Rei	Minas Gerais
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	CFSI	Butterworth	Penang
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	CFSI	Ariquemes	Rondonia
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	CFSI	Twinsburg	Ohio
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773	CFSI	Beerse	Antwerp
Tin	Mineração Taboca S.A.	BRAZIL	CID001173	CFSI	Bairro Guarapiranga	São Paulo
Tin	Minsur	PERU	CID001182	CFSI	Paracas	Ica
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	CFSI	Asago	Hyogo
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	CFSI	Kawasan Perindustrian Bukit Rambai	Melaka
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	CFSI	Ganzhou	Jiangxi
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	CFSI	Quy Hop	Nghe An
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	CFSI	Nongkham Sriracha	Chonburi
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	CFSI	Cavite Economic Zone	Rosario Cavite
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	CFSI	Oruro	Cercado

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number	Smelter City	Smelter Facility Location: State / Province
Tin	Phoenix Metal Ltd.	RWANDA	CID002507	CFSI	Jabana	Kigali
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	CFSI	Pemali	Bangka
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	CFSI	Sungailiat	Bangka
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	CFSI	Sungailiat	Bangka
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	CFSI	Lintang	Bangka
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	CFSI	Kabupaten	Bangka
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	CFSI	Sungailiat	Bangka
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	CFSI	Pangkal Pinang	Bangka
Tin	PT Bukit Timah	INDONESIA	CID001428	CFSI	Pangkal Pinang	Bangka
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696	CFSI	Pangkal Pinang	Bangka
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	CFSI	Pangkal Pinang	Bangka
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	CFSI	Karimun	Kepulauan Riau
Tin	PT Inti Stania Prima	INDONESIA	CID002530	CFSI	Sungailiat	Bangka
Tin	PT Justindo	INDONESIA	CID000307	CFSI	Kabupaten	Bangka
Tin	PT Karimun Mining	INDONESIA	CID001448	CFSI	Karimun	Kepulauan Riau
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	CFSI	Sungailiat	Bangka
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	CFSI	Selatan	Bangka
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	CFSI	Sungailiat	Bangka
Tin	PT O.M. Indonesia	INDONESIA	CID002757	CFSI	Bekasi	West Java
Tin	PT Panca Mega Persada	INDONESIA	CID001457	CFSI	Sungailiat	Bangka
Tin	PT Prima Timah Utama	INDONESIA	CID001458	CFSI	Pangkal Pinang	Bangka
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	CFSI	Sungailiat	Bangka
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	CFSI	Pangkal Pinang	Bangka
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	CFSI	Pangkal Pinang	Bangka
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	CFSI	Kabupaten	Bangka
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	CFSI	Pangkal Pinang	Bangka
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	CFSI	Kundur	Riau Islands
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	CFSI	Mentok	Bangka
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	CFSI	Pangkal Pinang	Bangka
Tin	PT Tommy Utama	INDONESIA	CID001493	CFSI	Sumping Desa Batu Peyu	Belitung
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479	CFSI	Topang Island	Riau Province

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number	Smelter City	Smelter Facility Location: State / Province
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706	CFSI	São João del Rei	Minas gerais
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	CFSI	Longtan Shiang Taoyuang	Taiwan
Tin	Soft Metais Ltda.	BRAZIL	CID001758	CFSI	Bebedouro	São Paulo
Tin	Thaisarco	THAILAND	CID001898	CFSI	Amphur Muang	Phuket
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	CFSI	Tan Quang	Tuyen Quang
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015	CFSI	Nguyen Van Ngoc	Hanoi
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	CFSI	Ariquemes	Rondonia
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	CFSI	Gejiu	Yunnan
Tin	Yunnan Tin Company Limited	CHINA	CID002180	CFSI	Gejiu	Yunnan
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	CFSI	Toyama City	Toyama
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	CFSI	Araçariguama	São Paulo
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	CFSI	Vinh Bao District	Hai Phong
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	CFSI	Chenzhou	Hunan
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	CFSI	Ganzhou	Jiangxi
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345	CFSI	Ganzhou	Jiangxi
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	CFSI	Yanshi	Fujian
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	CFSI	Ganzhou	Jiangxi
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	CFSI	Ganzhou	Jiangxi
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	CFSI	Ganzhou	Jiangxi
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	CFSI	Ganzhou	Jiangxi
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	CFSI	Towanda	Pennsylvania
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	CFSI	Chaozhou	Guangdong
Tungsten	H.C. Starck GmbH	GERMANY	CID002541	CFSI	Goslar	Lower Saxony
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	CFSI	Laufenburg	Baden-Württemberg
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	CFSI	Yuanling	Hunan
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	CFSI	Hengyang	Hunan

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number	Smelter City	Smelter Facility Location: State / Province
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	CFSI	Hengyang	Hunan
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	CFSI	Nalchik	Kabardino-Balkar Republic
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	CFSI	Akita City	Akita
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	CFSI	Ganzhou	Jiangxi
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	CFSI	Huanglong	Jiangxi
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	CFSI	Xiushui	Jiangxi
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	CFSI	Gao'an	Jiangxi
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	CFSI	Tonggu	Jiangxi
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	CFSI	Ganzhou	Jiangxi
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535	CFSI	Xiushui	Jiangxi
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	CFSI	Ganzhou	Jiangxi
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	CFSI	Fallon	Nevada
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	CFSI	Huntsville	Alabama
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	CFSI	Nanfeng Xiaozhai	Yunnan
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	CFSI	Roshal	Moscow Region
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	CFSI	Depew	New York
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	CFSI	Dai Tu	Thai Nguyen
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	CFSI	Marilao	Bulacan
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	CFSI	Hengyang	Hunan
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	CFSI	Halong City	TayNinh
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	CFSI	Unecha Town	Bryansk Region
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011	CFSI	Halong City	Quang Ninh
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	CFSI	St. Martin i-S	Styria

Metal	Smelter Name	Smelter Country	Smelter ID	Source of Smelter ID Number	Smelter City	Smelter Facility Location: State / Province
Tungsten	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)	CID002843	CFSI	Gyeongju	Gyeongsanbuk
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	CFSI	Xiamen	Fujian
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	CFSI	Xiamen	Fujian
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	CFSI	Ganzhou	Jiangxi
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	CFSI	Shaoguan	Guangdong